Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1, Amendment No. 3, of our report dated July 2, 2008, relating to the financial statements of Grail Investment Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/    Rothstein, Kass & Company, P.C.

Roseland, New Jersey

July 25, 2008